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                                                                      EXHIBIT 11


                             DAIN RAUSCHER CORPORATION
                       COMPUTATION OF NET EARNINGS PER SHARE
                   (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                               THREE MONTHS ENDED MARCH 31,
                                                                                    1999           1998
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
BASIC EARNINGS PER SHARE:
   Net earnings (loss). . . . . . . . . . . . . . . . . . . . . . . . . . .     $   22,590     $   (2,024)
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   Weighted average common shares outstanding . . . . . . . . . . . . . . .         12,477         12,316
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Basic earnings (loss) per share . . . . . . . . . . . . . . . . . . . . . .     $     1.81     $     (.16)
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EARNINGS PER SHARE ASSUMING DILUTION:
   Net earnings (loss). . . . . . . . . . . . . . . . . . . . . . . . . . .     $   22,590     $   (2,024)
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Weighted average number of common and dilutive
   potential common shares outstanding:

   Weighted average common shares outstanding . . . . . . . . . . . . . . .         12,477         12,316
   Dilutive effect of stock options (net of tax benefits) . . . . . . . . .            296              -
   Shares credited to deferred compensation
     plan participants. . . . . . . . . . . . . . . . . . . . . . . . . . .            499              -
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Weighted average number of common dilutive
   potential common shares outstanding. . . . . . . . . . . . . . . . . . .         13,272         12,316
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Diluted earnings (loss) per share . . . . . . . . . . . . . . . . . . . . .     $     1.70     $     (.16)
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